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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Capital Investments, Inc.
Delaware
6532
Primary Standard Industrial Classification Code Number

46-0648909
I.R.S. Employer Identification Number
11 Delafield Street Poughkeepsie NY 12601 845-559-9692
Address, including zip code, and telephone number, including area code, of registrants principal executive offices

Tondju McClinton, 11 Delafield Street, Poughkeepsie,
NY 12601; 845-559-9692
Name, address, including zip code, and telephone number, including area code, of agent for service

January 14, 2019
Approximate date of commencement of proposed sale to the public If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and emerging growth company in Rule 12b-2 of the Exchange Act.


Large accelerated filer
Accelerated filer
Non-Accelerated filer
Smaller reporting company
Emerging growth
company X

SEC 870 (09-18) Persons who are to respond to the collection of information contained in this form 1 are not required to respond unless the form displays a currently valid OMB control number.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 7(a)(2)(B) of the Securities Act.  X

Title of Each Class of
Securities to be Registered

Amount to be
Registered is 1

Proposed Maximum
Offering Price
Per Share

Proposed Maximum
Aggregate Offering
Price

Amount of
Registration Fee

Common stock to be offered for resale by selling
stockholders
10000000

1.00

10,000,000

121.20
Calculation of Registration Fee


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Poughkeepsie, State of New York, on December 18 2018.

Tondju McClinton
Registrant

Tondju McClinton, CEO and President
By Signature and Title

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Tondju McClinton
Signature

CEO/President
Title


January 14 2019
Date